UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2008

MORGAN STANLEY
(Exact name of registrant as specified in charter)

DELAWARE	1-11758	36-3145972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As previously announced, Morgan Stanley (the “Company”) has agreed to participate in the Temporary Liquidity Guarantee Program of the Federal Deposit Insurance Corporation (the “FDIC”) established pursuant to 12 C.F.R. Part 370 (the “Temporary Liquidity Guarantee Program”).  In connection therewith, the Company and The Bank of New York Mellon (the “Trustee”) entered into a fourth supplemental senior indenture, dated as of December 1, 2008, to the Company’s Senior Indenture, dated as of November 1, 2004, between the Company and the Trustee (as supplemented through December 1, 2008, the “Senior Indenture”), pursuant to which certain provisions governing those senior unsecured debt securities of the Company that are to be covered by the FDIC’s guarantee were incorporated into the Senior Indenture, as required under the Temporary Liquidity Guarantee Program.

On December 2, 2008, the Company completed the offer and sale of $2,250,000,000 of its 2.90% Notes Due 2010, $2,500,000,000 of its 3.25% Notes Due 2011, $500,000,000 of its Floating Rate Notes Due June 2011 and $500,000,000 of its Floating Rate Notes Due December 2011 and, on December 4, 2008, the Company completed the offer and sale of $475,000,000 of its Floating Rate Notes due 2011 (collectively, the “Notes”).  Each series of Notes is guaranteed by the FDIC under the Temporary Liquidity Guarantee Program and was issued in the form of FDIC-guaranteed fixed rate senior note or FDIC-guaranteed floating rate senior note, as the case may be, that are filed as exhibits hereto.  The Company may, from time to time, issue additional senior unsecured debt securities guaranteed by the FDIC pursuant to the Temporary Liquidity Guarantee Program using these forms of notes.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Fourth Supplemental Senior Indenture dated as of December 1, 2008

4.2	Form of FDIC - guaranteed fixed rate senior note

4.3	Form of FDIC - guaranteed floating rate senior note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY

Date:	December 5, 2008	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Assistant Secretary and Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fourth Supplemental Senior Indenture dated as of December 1, 2008

4.2	Form of FDIC guaranteed fixed rate senior note

4.3	Form of FDIC guaranteed floating rate senior note